UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31950 (Commission File Number)	16-1690064 (I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 16, 2017, MoneyGram International, Inc., a Delaware corporation (“MoneyGram”), held a special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified and described in detail in MoneyGram’s Definitive Proxy Statement, dated April 10, 2017, which was first mailed to MoneyGram stockholders on April 13, 2017, as supplemented by the Proxy Supplement, dated April 19, 2017, which was first mailed to MoneyGram stockholders on April 26, 2017.

As of the close of business on April 7, 2017, the record date for the Special Meeting, there were 53,969,695 shares of MoneyGram common stock issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting, holders of 45,659,402 shares of MoneyGram common stock were present in person or represented by proxy at the Special Meeting, which number constituted a quorum. Each of the two proposals was approved by the requisite vote of MoneyGram stockholders. The tables below detail the final voting results for each proposal:

1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 26, 2017, as such agreement may be amended from time to time (the “merger agreement”), by and among Alipay (UK) Limited, a United Kingdom limited company (“Alipay”), Matrix Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Alipay, Alipay (Hong Kong) Holding Limited, a Hong Kong limited company, which is a party solely for the purposes of Section 8.16 of the merger agreement and MoneyGram (the “merger”). Set forth below are the final voting results for this proposal.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
44,264,374	861,234	533,794	0

The proposal to approve and adopt the merger agreement received the affirmative vote of approximately 82% of the shares of MoneyGram common stock outstanding entitled to vote thereon.

2.	An advisory, non-binding proposal to approve compensation that will be or may become payable to MoneyGram’s named executive officers in connection with the merger contemplated by the merger agreement. Set forth below are the final voting results for this proposal.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
44,192,888	925,587	540,927	0

The proposal to approve, on an advisory, non-binding basis, the compensation that will be or may become payable to MoneyGram’s named executive officer in connection with the merger contemplated by the merger agreement received an affirmative vote of approximately 96.8% of the shares of MoneyGram common stock present in person or represented by proxy at the Special Meeting and entitled to vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ F. Aaron Henry
Name:	F. Aaron Henry
Title:	Executive Vice President, General Counsel and Secretary

Date: May 16, 2017